                                                                    EXHIBIT 10.4



PROPECTUS
                        COMPUTER LEARNING CENTERS, INC.
                        10021 Balls Ford Road, Suite 200
                            Manassas, Virginia 20109
                           Telephone:  (703) 367-7000

                        1,000,000 SHARES OF COMMON STOCK
                           ($.01 par value per share)

                           2000 STOCK INCENTIVE PLAN


                 The shares of common stock, $.01 par value per share (the "Common Stock"), of Computer Learning Centers, Inc. (the "Company") covered by this Prospectus are offered as set forth under the heading "DESCRIPTION OF THE PLAN" to certain employees, officers and directors of, and consultants and advisors to, the Company and its subsidiaries under the Company's 2000 Stock Incentive Plan (the "Plan"). This Prospectus also covers additional shares that may be issuable under the Plan in the event of a stock dividend, stock split, recapitalization or other change affecting the Common Stock.

                         -----------------------------

                 Members of the Board of Directors ("Directors") and executive officers of the Company may be deemed to be "affiliates" of the Company for purposes of the Securities Act of 1933, as amended (the "Securities Act"), and may resell shares of Common Stock purchased under the Plan only in accordance with certain restrictions imposed by the Securities Act. Any Director or executive officer intending to sell shares of Common Stock acquired under the Plan should consult with legal counsel prior to doing so. See "RESALE OF SHARES BY AFFILIATES."

                         -----------------------------

                 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         -----------------------------

                 This document constitutes part of a prospectus covering securities that have been registered under the Securities Act. The date of this Prospectus is August __, 2000.

                             AVAILABLE INFORMATION

                 The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such documents may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such documents may also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. In addition, the Commission maintains an internet site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants, such as the Company, that file electronically with the Commission. Copies of such documents may also be inspected at the offices of the Company.

                         -----------------------------

                 The Company has filed with the Commission a registration statement on Form S-8 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement. Copies of the Registration Statement may be obtained in the manner described above.

                         -----------------------------

                 The Company hereby undertakes to provide, without charge, upon written or oral request of any person to whom this Prospectus is delivered, a copy of any and all documents incorporated by reference in this Prospectus.
See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." Any other documents required to be delivered to participants in the Plan (the "Participants") pursuant to Rule 428(b) under the Securities Act shall also be provided, without charge, upon written or oral request of any participant. Requests for such information should be addressed to Computer Learning Centers, Inc.,
Attention: Chief Financial Officer, 10021 Balls Ford Road, Suite 200, Manassas, Virginia 20109; telephone: (703) 392-1415.





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
                 NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OTHER PERSON DEEMED TO BE AN UNDERWRITER. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THE DATES AS OF WHICH INFORMATION IS SET FORTH HEREIN.

                         -----------------------------

                 This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares covered by this Prospectus by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to anyone to whom it is unlawful to make such offer or solicitation.

                               TABLE OF CONTENTS

                                                                                                 Page
THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

DESCRIPTION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

       Shares Subject to the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
       Per-Participant Limit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       Liquidation or Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       Merger or Acquisition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       Administration of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
       Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
       Terms of Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
       Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
       Restricted Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
       Other Stock-Based Awards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
       General Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
       Transferability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
       Effective Date, Termination and Amendment  . . . . . . . . . . . . . . . . . . . . . . . . 7
       U.S. Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

RESALE OF SHARES BY AFFILIATES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . .11

                                  THE COMPANY

         Computer Learning Centers, Inc., a Delaware corporation (the "Company"), is the issuer of the 1,000,000 shares of common stock covered by this Prospectus. The Company's principal offices are located at 10021 Balls Ford Road, Suite 200, Manassas, Virginia 20109.


                            DESCRIPTION OF THE PLAN


         This Prospectus relates to shares of Common Stock issuable to employees, officers and directors of, and consultants and advisors to, the Company and its subsidiaries under the Plan. The Plan provides for the grant of "incentive stock options" intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options"), non-statutory stock options, restricted stock and other stock-based awards (each, an "Award").

         The purpose of the Plan is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders.

         As stockholders, participants in the Plan will share in the financial profit or loss of the Company and will run the usual stockholder's risk that the value of the Common Stock may go up or down. Neither the Company nor anyone else can guarantee the future value of the Common Stock. The decision, therefore, as to whether or not a participant should acquire shares issuable under the Plan must be made individually on the basis of each employee's own economic circumstances.

         The following is a brief summary of the provisions of the Plan, a copy of which has been furnished to each recipient of an award. This summary is qualified in all respects by reference to the full text of the Plan.

SHARES SUBJECT TO THE PLAN

         The total number of shares issuable under the Plan is limited to 1,000,000 shares of Common Stock. Whenever Awards under the Plan expire, terminate or otherwise become unexerciseable, the shares of Common Stock which were subject to such Awards may again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitations required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         The Board of Directors (the "Board") is required to make appropriate adjustments in connection with the Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events.

PER-PARTICIPANT LIMIT

         Subject to adjustment as described above, the maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 200,000 shares per calendar year.

LIQUIDATION OR DISSOLUTION

         Options. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants in the Plan provide that all then unexercised options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date.

         Restricted Stock Awards. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award (as defined below) or other Award granted under the Plan at the time of the grant of such Award.

MERGER OR ACQUISITION

         Options. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding Awards: (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code;
(ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time (the "Acceleration Time") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Time and the consummation of such Acquisition Event; (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property, (b) any exchange of shares of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any sale of all or substantially all of the assets of the Company.

         Restricted Stock Awards. Upon the occurrence of an Acquisition Event or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take one or more of the following actions: (i) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (ii) provide that any other stock-based Awards outstanding (A) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event, or (B), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

ADMINISTRATION OF THE PLAN

         The Plan is administered by the Board, which currently consists of five directors divided into three classes. At each annual meeting of the stockholders of the Company, each such class of directors, on a rotating basis, is elected to a three-year term in accordance with the provisions of the Second Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company. The Board has the authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it will deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it deems expedient to carry the Plan into effect. The Board is the sole and final judge of such expediency and its decisions are final and binding. No member of the Board or person acting pursuant to authority delegated by the Board is liable for any action or determination relating to or under the Plan made in good faith.

         To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board to administer the Plan (each a "Committee"). All references herein, unless otherwise indicated, to the "Board" shall mean the Board or a Committee of the Board.

ELIGIBILITY

         All employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the Plan. Incentive Stock Options may be awarded only to persons eligible to receive Incentive Stock Options under the Code.

TERMS OF AWARDS

         The Plan provides for the granting of the following types of Awards:
Incentive Stock Options, non-statutory stock options, restricted stock and other stock-based Awards. Below is a brief discussion of each type of Award. For a discussion of the federal income tax treatment of Awards, see the relevant discussion under the heading "U.S. Federal Income Tax Consequences."

STOCK OPTIONS

         Grant of Options. The Board selects the recipients of options and determines the number of shares of Common Stock covered by such options, the dates upon which such options become exercisable, the exercise price, the duration of such options and any other applicable conditions and limitations. Participants must refer to their option agreement for the specific terms and conditions applicable to their option.

         Option Exercise Price. Participants receive the right to purchase a specified number of shares of Common Stock at a specified option price established by the Board provided, however, that the exercise price of incentive stock options is not less than 100% of the fair market value of the Common Stock when granted.

         Duration and Exercise of Option. Each option is exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. No option will be granted for a term in excess of 10 years.

         Terms of Payment. Options granted under the Plan may provide for the payment of the exercise price (i) in cash or check in an amount equal to the exercise price of such options; (ii) unless the Board specifies otherwise in the applicable option agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery by the optionee to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; (iii) by delivery of Shares of Common Stock owned by the optionee for at least six months valued at their fair market value; (iv) to the extent permitted by the Board and specified in the applicable option agreement (A) by delivery of a promissory note of the optionee to the Company on terms determined by the Board or (B) by payment of such other lawful consideration as the Board may determine, or (iv) any combination of the foregoing permitted forms of payment.

         Termination of Employment or Other Status. The Board determines the period of time during which an optionee may exercise an option following termination of employment or other relationship with the Company, retirement, authorized leave of absence, death or disability. The exercise of stock options that are transferable after termination of employment or other status (other than under the laws of descent and distribution) are not covered by the Registration Statement.

         Limitations on Incentive Stock Options. An option that the Board intends to be an Incentive Stock Option is subject to and will be construed consistently with the requirements of Section 422 of the Code. The Plan provides that the Company will have no liability to an optionee, or any other party, if an option (or any part thereof) which is intended to qualify as an Incentive Stock Option does not so qualify. Options granted under the Plan that are intended to be Incentive Stock Options will generally be subject to the following terms and conditions:

                 (a) In order to qualify for Incentive Stock Option treatment under the Code, at the time of exercise the optionee must be, and from the date of grant of his or her option must have been continuously, employed by the Company, except that an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory stock option under the Plan. Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

                 (b) Each Incentive Stock Option granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such.

                 (c) The exercise price per share of Common Stock subject to an Incentive Stock Option shall not be less than 100% of the fair market value of a share of Common Stock at the time such option is granted.

                 (d) Notwithstanding anything to the contrary in the Plan, if any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation (after taking into account the attribution of stock ownership rule of Section 424(d) and of the Code), then the following special provisions will be applicable to the Incentive Stock Option granted to such individual:

                          (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

                          (ii) The option exercise period shall not exceed five years from the date of grant.





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
         (e) For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company or of its parent or subsidiary corporation) that are intended to constitute Incentive Stock Options will not qualify as Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

RESTRICTED STOCK

         Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

         Terms and Conditions. The Board will determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award will be registered in the name of the recipient and, unless otherwise determined by the Board, deposited by the recipient, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods (which may occur as a result of the passage of time, the attainment by the Company or the recipient of certain performance based objectives or other criteria established by the Board), the Company (or such designee) will deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death.

OTHER STOCK-BASED AWARDS

         The Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

GENERAL RESTRICTIONS

         The Company is not obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules





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
and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

         No person will have any claim or right to be granted an Award and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         Subject to the provisions of the applicable Award, no Participant or designated beneficiary of a Participant has any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until becoming the record holder of such shares.

TRANSFERABILITY

         Except as the Board may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, will be exercisable only by the Participant.

EFFECTIVE DATE, TERMINATION AND AMENDMENT

         The Plan was adopted by the Board and became effective on May 26, 2000. The Plan was approved by the stockholders of the Company on August 1, 2000. No Awards may be made under the Plan after May 25, 2010, but Awards previously granted may extend beyond that date.

         The Board may at any time amend, suspend or terminate the Plan or any portion thereof at any time, subject to certain limitations in the case of Awards designated as subject to Section 162(m) of the Code. The Board may at any time provide that any options will become immediately exercisable in full or in part, that any Restricted Stock Awards will be free of all restrictions or that any other stock-based Awards become exercisable or free of restrictions, as the case may be.

         The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a non-statutory stock option, provided that the Participant's consent to such action will be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Plan and with respect to the sale of Common Stock acquired under the Plan. It does not address the tax consequences of other stock based awards. It also does not address the tax consequences that may arise with respect to any gift or disposition other than by sale of Common Stock acquired under the Plan. For precise advice as to any specific transaction or set of circumstances, Participants should consult with their own tax advisors. Participants should also consult with their own tax advisors regarding the application of any state, local, and foreign taxes and any federal gift, estate, and inheritance taxes.

         The Plan is not a qualified plan under Section 401(a) of the Code.

         Incentive Stock Options. In general, a Participant will not recognize taxable income upon the grant or exercise of an Incentive Stock Option. Instead, a Participant will recognize taxable income with respect to an Incentive Stock Option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). Nevertheless, in the case of a Participant who has not been an employee of the Company at all times commencing on the date on which a particular option was granted (the "Grant Date") and ending on the date that is three months before the date on which the option is exercised (the "Exercise Date"), an option generally will be treated as though it were a non-statutory stock option and taxed as described below under "Non-Statutory Stock Options." Similarly, options will be treated as non-statutory stock options for purposes of the alternative minimum tax. While a Participant will pay alternative minimum tax only to the extent of the excess of that tax over the Participant's regular tax, the treatment of an option as a non-statutory stock option for purposes of the alternative minimum tax could create such an excess.

         Generally, the tax consequences of selling ISO Stock will vary with the length of time that the Participant has owned the ISO Stock at the time it is sold. If the Participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the Participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

         If the Participant sells ISO Stock prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then the Participant generally will recognize ordinary compensation income in an amount equal to the lesser of:

                          (i) the excess of the fair market value of the ISO Stock on the Exercise Date over the exercise price; and





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
                          (ii) the excess of the sale price of the ISO Stock over the exercise price.

         A Participant making a Disqualifying Disposition will also recognize capital gain in an amount equal to any excess of the sale price of the ISO Stock over the fair market value of the ISO Stock on the Exercise Date. This capital gain will be a long-term capital gain if the Participant has held the ISO Stock for more than one year prior to the date of the sale and will be a short-term capital gain if the Participant has held the ISO Stock for a shorter period.

         If a Participant sells ISO Stock for less than the exercise price, then the Participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the Participant has held the ISO Stock for more than one year prior to the date of the sale and will be a short-term capital loss if the Participant has held the ISO Stock for a shorter period.

         Non-Statutory Stock Options. As in the case of an Incentive Stock Option, a Participant will not recognize taxable income upon the grant of a non-statutory stock option. However, a Participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "NSO Stock") on the Exercise Date over the exercise price.

         With respect to any NSO Stock, a Participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a Participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock over the Participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the Participant has held the NSO Stock for more than one year prior to the date of the sale and will be short-term capital gain or loss if the Participant has held the NSO Stock for a shorter period.

         Delivery of Common Stock Upon Exercise of Stock Options. Under certain circumstances, the Plan permits a Participant to exercise a stock option by delivering to the Company Common Stock having a fair market value equal in amount to the exercise price. The use of this method of exercise generally will not alter the tax consequences described above, and it may enable a Participant to dispose of appreciated Common Stock without immediately recognizing capital gain on the disposition. The Participant's tax basis in any shares of Common Stock delivered to the Company to exercise an option generally will be carried over to an equal number of shares of Common Stock acquired upon exercising the option. Nevertheless, Participants should consider that the delivery to the Company of ISO Stock or stock acquired pursuant to the Company's employee stock purchase plan will constitute a Disqualifying





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
Disposition, having all of the adverse tax consequences described above, if the holding period requirements described above are not satisfied with respect to that stock.

         Restricted Stock. A Participant will not recognize taxable income upon the grant of a Restricted Stock Award unless the Participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the Participant makes a Section 83(b) Election within 30 days of the Grant Date, then the Participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the excess of the fair market value of the Common Stock at the time the Award is granted over the purchase price paid for the Common Stock. If such election is made and the Participant subsequently forfeits some or all of the shares, then the Participant generally will not be entitled to any refund of taxes paid as a result of the Section 83(b) Election. If a Section 83(b) Election is not made, then the Participant will recognize ordinary compensation income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the excess of the fair market value of the Common Stock at the time of such lapse over the original purchase price paid for the Common Stock. The Participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary income recognized either at the time of the Section 83(b) Election is made or at the time the forfeiture provisions or transfer restrictions lapse, as applicable.

         Upon the disposition of the Common Stock acquired pursuant to a Restricted Stock Award, the Participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the Participant's tax basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period will begin on the day after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or on the day after the Award is granted if a Section 83(b) Election is made.

         Other Stock-Based Awards. The tax consequences associated with any other stock-based Award granted under the Plan will vary depending on the specific terms of the Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the Participant under the Award, and the Participant's holding period and tax basis for the Award or underlying Common Stock.

         Maximum Income Tax Rates on Capital Gain and Ordinary Income. Long-term capital gain will be taxable at a maximum rate of 20%. Short-term capital gain and ordinary income will be taxable at a maximum rate of 39.6%. Phaseouts of personal exemptions and reductions of allowable itemized deductions at higher levels of income may result in slightly higher marginal tax rates. Ordinary compensation income will also be subject to a Medicare tax and, under certain circumstances, a social security tax.

         Tax Consequences to the Company. The grant of a stock option or Restricted Stock Award (absent a Section 83(b) Election by the Participant) under the Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an Incentive Stock Option acquired under the Plan nor the sale of any Common Stock acquired under the Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a Participant under the Plan. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

         Withholding. Although a Participant's Disqualifying Disposition of ISO Stock will result in the recognition of ordinary compensation income, the Company will have no withholding obligation with respect to that income. In contrast, the Company will have a withholding obligation with respect to ordinary compensation income recognized with respect to a non-statutory stock option or Restricted Stock Award by a Participant who has been employed by the Company. The Company will require any such Participant to make arrangements to satisfy this withholding obligation.


                         RESALE OF SHARES BY AFFILIATES

         Shares of Common Stock issued under the Plan after the effectiveness of the Registration Statement may be resold freely, except that any Participant deemed to be an affiliate of the Company, within the meaning of the Securities Act and the rules and regulations promulgated thereunder, may not sell shares acquired under the Plan unless such shares have been registered by the Company under the Securities Act for resale by such affiliate or an exemption from registration under the Securities Act is available. Rule 144 under the Securities Act provides an exemption from registration, provided certain limitations on the manner of sale and the number of shares sold are observed (holding period limitations do not apply). An employee who is not an executive officer, director or 10% stockholder of the Company generally would not be deemed to be an "affiliate" of the Company.



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents, which are on file with the Commission, are incorporated in this Prospectus by reference:

                 (1)      The Company's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b)





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
under the Securities Act that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

                 (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (l) above.

                 (3) The description of the Common Stock contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.





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